Exhibit 99.1

NEWS RELEASE

For More Information Contact:
Kevin Berry, Chief Financial Officer
(408) 934-3144 kevinb@cmd.com

California Micro Devices Reports September Quarter Results

MILPITAS, Calif. – Oct. 29, 2009 – California Micro Devices (Nasdaq: CAMD) today announced financial results for the second quarter of fiscal 2010, which ended September 30, 2009. Revenue was $11.1 million, compared to $16.3 million a year ago, exceeding guidance. GAAP EPS was a loss of ($0.15) compared to ($0.08) a year ago. Non-GAAP EPS was a loss of ($0.11) compared to a profit of $0.01 a year ago. Both GAAP and non-GAAP EPS were lower than guidance due to higher than expected one-time charges incurred in connection with the recent proxy contest and the shutdown of the company’s display controller product line. For purposes of this release, non-GAAP EPS and non-GAAP gross margin exclude employee stock based compensation expenses, acquisition related intangible asset amortization and non-cash restructuring expenses, and use a cash basis tax rate.

“I am pleased to report that demand for our products in Q2 grew more rapidly than originally anticipated, led by our handset protection devices. In addition, we achieved positive operating cash flow a quarter earlier than expected as a result of improving business performance and careful management of working capital,” said Robert. V. Dickinson, president and chief executive officer. He summarized other Q2 highlights as follows:

•	Handset protection revenue grew 47percent sequentially to $5.3 million

•	Bookings grew to $13.1 million, up 17 percent from Q1

•	Q3 beginning backlog was up 22 percent from Q2

•	Operating cash flow increased by $1.4 million compared to Q1

•	Began shipments for newly introduced Android phones

•	Secured initial design wins from second High Brightness LED (HBLED) customer

Dickinson also noted that the company introduced several key new products during the quarter:

•	Launched microSD filter for mobile handsets with lowest capacitance and 15kV ESD protection

•	Introduced low capacitance Praetorian® III filter for advanced multimedia and smart phones

•	Added LuxGuard™ device for HBLEDs featuring100V breakdown, industry’s highest

•	Expanded PicoGuard® family: array with 20kV protection and low capacitance array for high speed interfaces

Looking ahead, the company expects Q3 revenue to be between $10.5 and $12.5 million with a GAAP EPS loss of between ($0.04) and breakeven, and non-GAAP EPS between a loss of ($0.03) and a profit of $0.01. The company also expects to significantly increase non-GAAP gross margin to between 34.0 and 35.0 percent, up from 27.3 percent in Q2, and to generate positive operating cash flow between breakeven and $200,000.

Live Webcast and Phone Access

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its financial results.

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.cmd.com • Tel: 408.263.3214 • Fax: 408.263.7846

The live webcast (audio with slides) may be accessed by connecting to: http://tinyurl.com/CMD-Q2-2010. To access the conference live by phone (audio only) within the USA, dial 877-941-6010; outside the USA, dial 480-629-9773. Subsequent replay of the webcast may be accessed by connecting to the company’s Investor Relations link at www.cmd.com. The webcast replay will be available at about 4:00 p.m. Pacific Time today and continue for one year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of protection devices for the mobile handset, high brightness LED (HBLED), digital consumer electronics and personal computer markets. Detailed corporate and product information may be accessed at www.cmd.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues, GAAP and non-GAAP earnings per share, non-GAAP gross margin, and operating cash flow for the third quarter of fiscal 2010. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether there is increasing economic stability in end demand as we have assumed in our demand forecast, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, and whether we incur unexpected operating expenses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the effects of employee share-based compensation as required by Accounting Standards Codification Topic Nos. 718 “Compensation - Stock Compensation” (ASC 718) and 260 “Earnings Per Share” (ASC 260). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of ASC 260 upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude amortization of acquisition-related intangible assets and non-cash restructuring expenses. In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to the activities and results for the relevant fiscal time period. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.cmd.com • Tel: 408.263.3214 • Fax: 408.263.7846

not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, see the Form 8-K dated October 29, 2009 that the company has filed with the Securities and Exchange Commission.

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Praetorian®, LuxGuard™ and PicoGuard® are trademarks of California Micro Devices.

All other trademarks belong to their respective owners.

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.cmd.com • Tel: 408.263.3214 • Fax: 408.263.7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	September 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$44,262	$45,605
Accounts receivable, net	4,425	4,168
Inventories	3,723	5,228
Prepaid expenses and other current assets	713	1,272

Total current assets	53,123	56,273
Property, plant and equipment, net	2,142	3,525
Other long-term assets	99	115

TOTAL ASSETS	$55,364	$59,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,700	$3,775
Accrued liabilities	1,327	1,585
Deferred margin on shipments to distributors	1,059	974

Total current liabilities	8,086	6,334
Other long-term liabilities	193	221

Total liabilities	8,279	6,555

Commitments and contingencies
Stockholders’ equity:
Preferred stock - 10,000,000 shares authorized; none issued and outstanding as of September 30, 2009 and March 31, 2009	—	—
Common stock and additional paid-in capital - $0.001 par value; 50,000,000 shares authorized; 23,677,738 shares issued and 22,842,649 shares outstanding as of September 30, 2009 and 23,553,019 shares issued and 22,879,696 shares outstanding as of March 31, 2009	121,497	120,383
Accumulated deficit	(72,528)	(65,602)

	48,969	54,781
Treasury stock, at cost; 835,089 shares as of September 30, 2009 and 673,323 shares as of March 31, 2009	(1,884)	(1,423)

Total stockholders’ equity	47,085	53,358

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,364	$59,913

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Net sales	$11,115	$16,343	$20,463	$30,443
Cost of sales	8,184	11,239	15,251	20,595

Gross Margin	2,931	5,104	5,212	9,848
Operating expenses:
Research and development	1,810	2,887	3,927	5,171
Selling, general and administrative	3,826	3,832	7,443	7,697
Amortization of intangible assets	6	22	12	55
Restructuring and asset impairment charges	717	—	717	—

Total operating expenses	6,359	6,741	12,099	12,923

Operating loss	(3,428)	(1,637)	(6,887)	(3,075)
Other income (expense), net	(5)	1,193	(16)	1,487

Loss before income taxes	(3,433)	(444)	(6,903)	(1,588)
Provision for income taxes	41	1,521	23	1,295

Net loss	$(3,474)	$(1,965)	$(6,926)	$(2,883)

Net loss per share–basic and diluted	$(0.15)	$(0.08)	$(0.30)	$(0.12)

Weighted average common shares outstanding–basic and diluted	22,892	23,392	22,892	23,379

California Micro Devices Corporation

FINANCIAL SUMMARY (NON-GAAP)

(amounts in thousands, except per share data)

(Unaudited)

GAAP TO NON-GAAP RECONCILIATION:

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Gross Margin:
GAAP Gross Margin	$2,931	$5,104	$5,212	$9,848
GAAP Gross Margin %	26%	31%	25%	32%
Reconciling items:
Stock-based compensation expense, net of tax	$107	$120	$167	$200

NON-GAAP Gross Margin	$3,038	$5,224	$5,379	$10,048
NON-GAAP Gross Margin %	27%	32%	26%	33%

Net Loss:
GAAP Net Loss	$(3,474)	$(1,965)	$(6,926)	$(2,883)
Reconciling items:
Amortization/reduction of intangible assets	6	133	12	166
Restructuring and asset impairment charges	452	—	452	—
Stock-based compensation expense, net of tax	509	592	905	1,156
Difference between effective tax rate and cash basis tax rate	42	1,505	21	1,248

Total Adjustments	$1,009	$2,230	$1,390	$2,570

NON-GAAP Net Income (Loss)	$(2,465)	$265	$(5,536)	$(313)

Net Loss Per Share - Basic and diluted:
GAAP Net Loss Per Share - Basic and diluted	$(0.15)	$(0.08)	$(0.30)	$(0.12)
Reconciling items:
Amortization/reduction of intangible assets	—	—	—	0.01
Restructuring and asset impairment charges	0.02	—	0.02	—
Stock-based compensation expense, net of tax	0.02	0.03	0.04	0.05
Difference between effective tax rate and cash basis tax rate	—	0.06	—	0.05

Total Adjustments	$0.04	$0.09	$0.06	$0.11

NON-GAAP Net Income (Loss) Per Share - Basic and diluted	$(0.11)	$0.01	$(0.24)	$(0.01)

Weighted average common shares used to calculate GAAP EPS - Basic and diluted	22,892	23,392	22,892	23,379
Weighted average common shares used to calculate NON-GAAP EPS - Basic	22,892	23,392	22,892	23,379
Weighted average common shares and share equivalents outstanding used to calculate NON-GAAP EPS - diluted	22,892	23,396	22,892	23,379